MONTANA



NUMBER	SHARES
0	**0**

UNITED STATES ANTIMONY CORP.

Par $0.01 90,000,000 Authorized

Non Assessable

This Certifies that **** *is the owner of* **NO** *Shares of the Capital Stock of*

UNITED STATES ANTIMONY CORP.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* 18TH *day of* APRIL *A.D. 20* 14

Alicia Hill
Secretary

President

Countersignature: ____________________

Columbia Stock Transfer Company, 1869 E. Seltice Way Suite 292, Post Falls, ID 83854

CERTIFICATE FOR SHARES OF CAPITAL STOCK

ISSUED TO

DATED

For Value Received, _____ hereby sell, assign and transfer unto ____

____ *Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____ *Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated __________________________ *20* _____

In presence of

____

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.